UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2015 (April 28, 2015)

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Avenue of the Americas, Suite 5060

New York, New York 10036

(Address of Principal Executive Offices)

(650) 380-8280

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 28, 2015, EFactor Group Corp. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to increase the number of authorized shares of the Company’s common stock, par value $0.001 (the “Common Stock”), from 175,000,000 shares to 300,000,000 shares, which amendment became effective upon the filing of the Certificate of Amendment. The increase in the number of authorized shares of Common Stock was previously approved by written consent of the Company’s board of directors and holders of shares representing a majority of the voting power of the Company.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit No.		Description

3.1		Certificate of Amendment to the Amended and Restated Articles of Incorporation of EFactor Group Corp., filed with the Secretary of State of the State of Nevada on April 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2015

EFACTOR GROUP CORP.

By:	/s/ Mark Noffke
Name: Mark Noffke
Title: Chief Financial Officer